EXHIBIT (j)

                          Independent Auditors' Consent



The Board of Directors
IAI Investment Funds III, Inc.:


We consent to the use of our report incorporated herein by reference and to the references to our Firm under the heading "Financial Highlights" in Part A and "Independent Auditors" in Part B of the Registration Statement.





                                        KPMG LLP


Minneapolis, Minnesota
February 29, 2000